Exhibit 99.1

HF SINCLAIR CORPORATION COMPLETES ACQUISITION OF HOLLY ENERGY PARTNERS, L.P.

DALLAS—December 1, 2023—HF Sinclair Corporation (NYSE: DINO) (“HF Sinclair”) today announced the completion of the transactions contemplated by the previously announced Agreement and Plan of Merger, pursuant to which HF Sinclair acquired all of the outstanding common units (“HEP Common Units”) representing limited partner interests in Holly Energy Partners, L.P. (“HEP”) not already owned by HF Sinclair and its subsidiaries, for a combination of 0.3150 of a share of HF Sinclair common stock and $4.00 in cash, without interest, per HEP Common Unit.

The merger of HEP with a subsidiary of HF Sinclair became effective upon the filing of the certificate of merger with the Secretary of State of the State of Delaware, which occurred today. As a result of the transaction, HEP Common Units will no longer be listed on the New York Stock Exchange, and HEP will cease to be a publicly traded partnership.

Tim Go, HF Sinclair’s Chief Executive Officer and President, said “On behalf of our Board of Directors and management team, we thank the HEP unitholders for their long-standing support and partnership over the years. We believe the closing of this transaction further advances our strategy of integrating and optimizing our assets as a combined company under HF Sinclair.”

About HF Sinclair Corporation:

HF Sinclair Corporation, headquartered in Dallas, Texas, is an independent energy company that produces and markets high-value light products such as gasoline, diesel fuel, jet fuel, renewable diesel and other specialty products. HF Sinclair owns and operates refineries located in Kansas, Oklahoma, New Mexico, Wyoming, Washington and Utah and markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. HF Sinclair supplies high-quality fuels to more than 1,500 branded stations and licenses the use of the Sinclair brand at more than 300 additional locations throughout the country. In addition, subsidiaries of HF Sinclair produce and market base oils and other specialized lubricants in the U.S., Canada and the Netherlands, and export products to more than 80 countries. Through its subsidiaries, HF Sinclair produces renewable diesel at two of its facilities in Wyoming and also at its facility in Artesia, New Mexico. HF Sinclair provides petroleum product and crude oil transportation, terminalling, storage and throughput services to its refineries and the petroleum industry.

Forward Looking Statement:

The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in HF Sinclair’s and HEP’s filings with the Securities and Exchange Commission (the “SEC”). Forward-looking statements use words such as “anticipate,” “project,” “will,” “expect,” “plan,” “goal,” “forecast,” “strategy,” “intend,” “should,” “would,” “could,” “believe,” “may,” and similar expressions and statements regarding HF Sinclair’s and HEP’s plans and objectives for future operations. Although HF Sinclair and HEP believe that the expectations reflected in these forward-looking statements are reasonable, HF Sinclair and HEP cannot assure you that HF Sinclair’s and HEP’s expectations will prove to be correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, the risk that cost savings, tax benefits and any other synergies from the merger with HEP (the “Merger”) may not be fully realized or may take longer to realize than expected; the risk that disruption from the Merger may make it more difficult to maintain relationships with customers, employees or suppliers; the possibility that financial projections by HF Sinclair may not prove to be reflective of actual future results following the Merger; the focus of management time and attention on Merger integration and other disruptions arising from the Merger; legal proceedings that may be instituted against HF Sinclair or HEP in connection with the Merger; HF Sinclair’s and HEP’s ability to successfully integrate the Sinclair Oil Corporation (now known as Sinclair Oil LLC) and Sinclair Transportation Company LLC businesses acquired from The Sinclair Companies (now known as REH Company) (collectively, the “Sinclair Transactions”) with their existing operations and fully realize the expected synergies of the Sinclair Transactions or on the expected timeline; HF Sinclair’s ability to successfully integrate the operation of the

Puget Sound refinery with its existing operations; the demand for and supply of crude oil and refined products, including uncertainty regarding the increasing societal expectations that companies address climate change; risks and uncertainties with respect to the actions of actual or potential competitive suppliers and transporters of refined petroleum products or lubricant and specialty products in HF Sinclair’s markets; the spread between market prices for refined products and market prices for crude oil; the possibility of constraints on the transportation of refined products or lubricant and specialty products; the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, whether due to reductions in demand, accidents, unexpected leaks or spills, unscheduled shutdowns, infection in the workforce, weather events, global health events, civil unrest, expropriation of assets, and other economic, diplomatic, legislative, or political events or developments, terrorism, cyberattacks, or other catastrophes or disruptions affecting HF Sinclair’s operations, production facilities, machinery, pipelines and other logistics assets, equipment, or information systems, or any of the foregoing of HF Sinclair’s suppliers, customers, or third-party providers, and any potential asset impairments resulting from, or the failure to have adequate insurance coverage for or receive insurance recoveries from, such actions; the effects of current and/or future governmental and environmental regulations and policies, including increases in interest rates; the availability and cost of financing to HF Sinclair; the effectiveness of HF Sinclair’s capital investments and marketing strategies; HF Sinclair’s and HEP’s efficiency in carrying out and consummating construction projects, including HF Sinclair’s ability to complete announced capital projects on time and within capital guidance; HF Sinclair’s and HEP’s ability to timely obtain or maintain permits, including those necessary for operations or capital projects; the ability of HF Sinclair to acquire refined or lubricant product operations or pipeline and terminal operations on acceptable terms and to integrate any existing or future acquired operations; the possibility of terrorist or cyberattacks and the consequences of any such attacks; uncertainty regarding the effects and duration of global hostilities, including the Israel-Gaza conflict, the Russia-Ukraine war, and any associated military campaigns which may disrupt crude oil supplies and markets for HF Sinclair’s refined products and create instability in the financial markets that could restrict HF Sinclair’s ability to raise capital; general economic conditions, including economic slowdowns caused by a local or national recession or other adverse economic condition, such as periods of increased or prolonged inflation; and other business, financial, operational and legal risks and uncertainties detailed from time to time in HF Sinclair’s and HEP’s SEC filings. The forward-looking statements speak only as of the date made and, other than as required by law, HF Sinclair and HEP undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

HF Sinclair Corporation

Craig Biery, 214-954-6510

Vice President, Investor Relations

or

Trey Schonter, 214-954-6510

Manager, Investor Relations